Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by the reference in this Registration Statement on Form S-8 of our report dated November 8, 2022, relating to the financial statements of Enliven Therapeutics, Inc. appearing in the Registration Statement No. 333-268300 on Form S-4 of Imara Inc.

/s/ Deloitte & Touche LLP

San Jose, California

March 1, 2023